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                                                                     EXHIBIT 1.1

                         DUKE ENERGY FIELD SERVICES, LLC

                                  $250,000,000

                              6 7/8% NOTES DUE 2011

                                                                January 30, 2001


                          GLOBAL UNDERWRITING AGREEMENT

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

CHASE SECURITIES INC.
As representatives of the several Underwriters
     named in Schedule I hereto,
c/o Chase Securities Inc.,
     270 Park Avenue,
     New York, New York  10017-2014

Dear Sirs:

         Duke Energy Field Services, LLC, a Delaware limited liability company (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") $250,000,000 aggregate principal amount of 6 7/8% Notes due
2011 (the "Notes"), to be issued pursuant to the provisions of an Indenture, dated as of August 16, 2000, between the Company and The Chase Manhattan Bank, as Trustee, as supplemented on August 16, 2000, and as to be supplemented by a supplemental indenture, dated as of February 2, 2001, relating to the Notes (the "Indenture").

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement (No. 333-41854) in respect of the Notes (as amended by Amendment No. 1, filed on August 2, 2000) has been filed on Form S-3 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and including exhibits thereto and all documents incorporated by reference in the prospectus contained therein (including the Registration Statement on Form 10 (No. 0-31095) (the "Form 10"), as amended on August 2, 2000, filed under the Securities Exchange Act of 1934, as amended (the "1934 Act")), has been declared effective by the Commission in such form; no other document with respect to such registration statement or any document incorporated by reference therein has heretofore been filed with the Commission which has not been delivered to you; no stop order suspending the effectiveness of such registration

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         statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and the Company has filed, or proposes to file, with the Commission pursuant to Rule 424 of the Act a prospectus supplement specifically relating to the Notes (the various parts of the registration statement, including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, as amended to the date hereof, being hereinafter called the "Registration Statement"; the related prospectus contained in the Registration Statement, at the time it became effective, being hereinafter called the "Basic Prospectus"; and the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Notes, in the form first used to confirm sales, being hereinafter called the "Prospectus"; and any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of the Registration Statement or Prospectus, as the case may be; any reference to any amendment or supplement to any Registration Statement or Prospectus shall be deemed to refer to and include any documents filed after the date of the Registration Statement or Prospectus under the 1934 Act and incorporated by reference in such Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement). If the Company has filed an abbreviated registration statement to register additional Notes pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

                  (b) No order preventing or suspending the use of the Registration Statement or Basic Prospectus has been issued by the Commission, and each of the Registration Statement (at the time it was declared effective) and the Basic Prospectus (at the time of filing thereof) conformed in all material respects to the requirements of the Act and the respective rules and regulations of the Commission thereunder.

                  (c) The Registration Statement and the Basic Prospectus conform and the Prospectus will conform in all material respects to the requirements of the Act and, as applicable, to the Trust Indenture Act of 1939, and the respective rules and regulations thereunder, and the Registration Statement and the Prospectus do not and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty shall not apply to statements or omissions made in any such document in reliance upon and in conformity with information relating to the Underwriters furnished in writing to the Company by an Underwriter through you expressly for use therein.

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                  (d) The documents incorporated by reference in the
         Registration Statement or the Prospectus, at the time they were filed with the Commission, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Registration Statement and the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company. The compliance by the Company with all of the provisions of this Agreement, the Indenture and the Notes, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any entity in which the Company owns at least 50% of the capital stock or other interests or voting securities or voting interests (each such entity, a "subsidiary") is a party or by which the Company or any of its subsidiaries or their respective property is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, in each case that is material to the Company and its subsidiaries taken as a whole; nor will such action result in any violation of the provisions of the Restated Certificate of Formation or the Amended and Restated Limited Liability Company Agreement and the First Amendment, dated August 4, 2000, thereto of the Company or similar organizational documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Notes, except the registration under the Act of the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

                  (f) The Company has been duly formed, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, has the limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which

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         the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (g) Each subsidiary has been duly incorporated or formed, is validly existing as a corporation (or limited liability company, as the case may be) in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate (or limited liability company) power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing or to have such power and authority singly or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock (or limited liability company interests) of each wholly-owned subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and the issued shares of capital stock (or limited liability company interests) of each subsidiary of the Company that are owned directly by the Company (or if not owned directly by the Company, are owned by a subsidiary of the Company), are so owned free and clear of all liens, encumbrances, equities or claims.

                  (h) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (i) The Company and its subsidiaries: (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (j) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any

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         potential liabilities to third parties) that would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (k) Deloitte & Touche LLP, Ernst & Young LLP and Arthur Andersen LLP, who have certified certain financial statements of the Company, its subsidiaries and predecessors, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                  (l) The Company and its subsidiaries have good and marketable title to all real property and beneficial or record title to or interest in all pipeline easements, rights of way, licenses and land use permits owned by them, except where such failure would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Prospectus and (ii) liens securing taxes and other governmental charges or claims of materialmen, mechanics and similar persons that are not yet due and payable and that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under leases that are valid, existing and in full force and effect, except as described in the Prospectus or where the failure to be valid, existing and in full force and effect would not have a material adverse effect on the Company and its subsidiaries, taken a whole.

                  (m) Except as described in the Registration Statement or the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where such failure to possess required certificates, authorizations and permits would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (n) There are no legal or governmental proceedings pending or to the Company's knowledge threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

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                  (o) No material labor dispute with the employees of the
         Company or any of its subsidiaries exists, except as described in the Registration Statement or the Prospectus, or, to the knowledge of the Company, is imminent.

                  (p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company (i) to file a registration statement under the Act with respect to any securities of the Company (except for contracts, agreements or understandings described in the Registration Statement or the Prospectus) or (ii) to include any such securities with the Notes registered pursuant to the Registration Statement.

                  (q) The statements from the Form 10 under the caption "Item 7. Certain Relationships and Related Transactions" incorporated by reference in the Prospectus and the statements in the Registration Statement under the caption "Description of Debt Securities" and in the Prospectus under the caption "Description of the Notes", in each case insofar as such statements constitute summaries of the documents or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings and fairly summarize the matters referred to therein.

                  (r) The Company is not a "holding company", or a "public-utility company", or a "subsidiary company" of a "holding company", as each such term is defined in the Public Utility Holding Company Act of 1935, as amended.

                  (s) The limited liability company member interests outstanding prior to the issuance of the Notes have been duly authorized and are validly issued.

                  (t) The Indenture has been duly authorized and duly qualified under the Trust Indenture Act of 1939 and when executed and delivered by the Company, assuming the due authorization, execution and delivery thereof by The Chase Manhattan Bank, as Trustee, will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company's obligations under the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (u) The Notes have been duly authorized, and when executed by the Company and, when authenticated by The Chase Manhattan Bank, as Trustee, in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the qualifications that the enforceability of the Company's obligations under the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding

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         in equity or at law), and will be entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and the Notes.

         2. Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Notes set forth opposite the name of such Underwriter in Schedule I hereto, plus the respective principal amount of additional Notes, which each such Underwriter may become obligated to purchase pursuant to the provisions of
Section 9 hereof, at a purchase price of 99.143% of the principal amount of the Notes, plus accrued interest from February 2, 2001.

         3. Upon the authorization by you of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

         4. The Notes, in the form of one or more global certificates and in aggregate denominations equal to the aggregate amount of the Notes, upon original issuance and registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC") or such other nominees as the Underwriters may designate upon at least 48 hours' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of each Underwriter hereunder, against payment by such Under-writer or on its behalf of the purchase price therefor by wire transfer in immediately available funds to an account of the Company properly identified at least 48 hours in advance, at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 or at such other place as you and the Company may determine. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 2, 2001, or such other time and date as you and the Company may agree upon in writing (the "Closing Date").

         5. The Company covenants and agrees with the several Underwriters that:

                  (a) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Act any prospectus required to be filed pursuant to such Rule.

                  (b) The Company will advise you promptly after it receives notice thereof of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its withdrawal, if issued.

                  (c) If at any time when a prospectus relating to the Notes is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material

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         fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and, subject to Section 5(a), file with the Commission an amendment, supplement or an appropriate document that will correct such statement or omission or that will effect such compliance.

                  (d) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will timely file all documents required to be filed with the Commission pursuant to
         Section 13 or 14 of the 1934 Act.

                  (e) The Company will make generally available to its security holders, in each case as soon as practicable but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act, which need not be certified by independent certified public accountants unless required by the Act) covering (i) a 12 month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement and (ii) a 12 month period beginning not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

                  (f) The Company will furnish to you copies of the Registration Statement (three of which will be signed and will include all exhibits other than those incorporated by reference), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

                  (g) The Company will arrange or cooperate in arrangements for the qualification of the Notes for sale under the laws of the United States, each State thereof, the District of Columbia and such jurisdictions as you reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify as a foreign company or to file any general consents to service of process under the laws of any state where it is not now so subject.

                  (h) The Company will not, during the period of seven days from the date hereof, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Notes, any security convertible into or exchangeable for the Notes or any debt security substantially similar to the Notes (except for the Notes issued pursuant to this Agreement), without your prior written consent.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following:

                  (a) The fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Notes under the Act and all

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         other expenses in connection with the preparation, printing and filing with the Commission of the Registration Statement, the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers.

                  (b) The cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky memorandum, closing binders and any other documents in connection with the offering, purchase, sale and delivery of the Notes.

                  (c) All expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in
         Section 5(g) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey.

                  (d) The filing fees and the reasonable fees and disbursements of counsel to the Underwriters incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Notes.

                  (e) The costs of any depository clearing and settlement arrangements for the Notes with DTC or any successor depository.

                  (f) All expenses incident to the issuance and delivery of the Notes as specified herein.

                  (g) Any fees charged by independent rating agencies for rating the Notes.

                  (h) The costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show.

                  (i) All other costs and expenses (other than as provided for in Section 8) incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section. It is understood that, except as provided in this Section and Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters to purchase and pay for the Notes shall be subject, in their discretion, to the condition that all representations and warranties of the Company herein and the statements of the officers of the Company made pursuant to the provisions hereof are, at and as of the Closing Date, true and correct, the condition

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
that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed, if required, with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

                  (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Closing Date, generally with respect to the matters set forth in clause (c)(i),
         (c)(ii), (c)(iii) and (c)(vi) and with respect to such other matters as are reasonably requested by you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                  (c) Vinson & Elkins LLP, counsel for the Company, shall have furnished to you its written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                          (i) The Company is validly existing as a limited
                  liability company in good standing under the laws of the jurisdiction of its formation, and has the limited liability company power and authority to own its property and to conduct its business as described in the Prospectus.

                          (ii) The Indenture has been duly authorized, executed
                  and delivered by the Company and duly qualified under the Trust Indenture Act of 1939 and, assuming the due authorization, execution and delivery thereof by The Chase Manhattan Bank, as Trustee, constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company's obligations under the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                          (iii) The Notes have been duly authorized and executed
                  by the Company and, when authenticated by The Chase Manhattan Bank, as Trustee, in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the qualifications that the enforceability of the


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
                  Company's obligations under the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and the Notes.

                          (iv) Each "Significant Subsidiary" of the Company (as
                  such term is defined in Rule 1-02 of Regulation S-X) (each a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries") is validly existing as a corporation (or limited liability company, as the case may be) in good standing under the laws of the jurisdiction of its incorporation or formation, and has the corporate (or limited liability company) power and authority to own its property and to conduct its business as described in the Prospectus.

                          (v) The Registration Statement has become effective
                  under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act.

                          (vi) This Agreement has been duly authorized, executed
                  and delivered by the Company.

                          (vii) The performance by the Company of this
                  Agreement, the Indenture and the Notes, and the consummation of the transactions herein and therein contemplated will not contravene any of the provisions or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party that in each case has been filed as an exhibit to the Registration Statement or any of the provisions of the Restated Certificate of Formation or the Amended and Restated Limited Liability Company Agreement and the First Amendment, dated August 4, 2000, thereto of the Company.

                          (viii) The Company is not and, after giving effect to
                  the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                          (ix) The Company is not, and after giving effect to
                  the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

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
                          (x) No authorization, approval, consent, order,
                  registration or qualification of or with any court or governmental agency or body is legally required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except the registration under the Act of the Notes and the qualification of the indenture under Trust Indenture Act of 1939, and such consents, approvals, authorizations, orders, registrations and qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

                          (xi) The descriptions incorporated by reference in the
                  Registration Statement and Prospectus from the Form 10 of legal or governmental proceedings under the captions "Item 1. Business-Regulation" and "Item 1. Business-Environmental Matters" are accurate and fairly present the information required to be shown and such counsel does not know of any other legal or governmental proceedings required to be described in the Registration Statement or Prospectus that are not described as required.

                          (xii) The Registration Statement as of the date of
                  effectiveness under the Act and the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission (in each case, other than the financial statements and other financial information included therein, as to which no opinion need be rendered) appeared on their face to comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act of 1939 and the respective rules and regulations thereunder, and nothing has come to their attention that would lead them to believe that the Registration Statement as of the date of effectiveness under the Act (or if an amendment to such Registration Statement has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (xiii) The statements made in the Registration Statement
                  under the caption "Description of Debt Securities" and in the Prospectus under the caption "Description of the Notes", insofar as they purport to constitute summaries of the terms of the Notes, and in the Prospectus under the caption "Underwriting" and the statements incorporated by reference in the Registration Statement and the Prospectus from the

                  Form 10 under the caption "Item 7. Certain Relationships and Related Transactions" insofar as they purport to constitute summaries of the legal matters and documents referred to therein, are accurate in all material respects.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the State of Texas, the State of New York, the General Corporation Law and the Limited Liability Company Act of the State of Delaware and the federal laws of the United States.

                  (d) Martha Wyrsch, General Counsel to the Company, shall have furnished to you her written opinion dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                          (i) Each of the Company and its subsidiaries is
                  validly existing as a corporation (or limited liability company, as the case may be), is in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate (or limited liability company) power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                          (ii) The performance by the Company of this Agreement,
                  the Indenture and the Notes, and the consummation of the transactions herein and therein contemplated will not, to the best knowledge of such counsel, contravene any of the provisions or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject other than such contraventions or default as would not have a material adverse effect on the Company and its subsidiaries taken as a whole, nor will such action, to the best knowledge of such counsel, contravene any of the provisions of the Certificate of Incorporation or By-Laws or similar organizational documents of any of its subsidiaries or to the best knowledge of such counsel any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties (except that no opinion is expressed as to federal securities laws or other anti-fraud laws) other than such contraventions as would not have a material adverse effect on the Company and its subsidiaries taken as a whole or a material adverse effect on the interests of the holders of the Notes.

                          (iii) The outstanding limited liability company member
                  interests of the Company have been duly authorized and issued.

                          (iv) The descriptions in or incorporated by reference
                  in the Registration Statement and Prospectus of legal or governmental proceedings are accurate and fairly present the information required to be shown and such counsel does not know of any litigation or any legal or governmental proceedings instituted or threatened in writing against the Company or any of its subsidiaries or any of their respective properties that would be required to be described in the Registration Statement or Prospectus and that are not described as required.

                  (e) As of the date of this Agreement and also at the Closing Date, Deloitte & Touche LLP, Ernst & Young LLP and Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof in form and substance satisfactory to you, to the effect set forth in Annex I hereto.

                  (f) Since the respective dates as of which information is given in the Prospectus and up to the Closing Date, there shall not have been any change or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and since such dates and up to the Closing Date, the effect of which is, in your judgment, so material and adverse as to make it, in your judgment, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes at the Closing Date on the terms and in the manner contemplated in the Prospectus.

                  (g) As of the Closing Date, each of Standard & Poor's Ratings Services and Fitch IBCA, Inc. have assigned a BBB rating and Moody's Investors Service, Inc. has assigned a Baa2 rating to the Notes.

                  (h) There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the securities of the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Act.

                  (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally or of the securities of the Company on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) the outbreak or material escalation of hostilities involving the United States, or an outbreak or material escalation of hostilities not involving the United States that could adversely affect the public offering, or the declaration by the United States of a national emergency or war; or (iv) any change in financial markets or any calamity or crisis, if the effect of any such event specified in these clauses (i) through (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus.

                  (j) The Company shall have furnished or caused to be furnished to you at the Closing Date certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, and as to such other matters relating to the transactions contemplated herein as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections
         (a), (f), (g) and (h) of this Section, and as to such other matters relating to the transactions contemplated herein as you may reasonably request.

                  (k) As of the Closing Date, the Company shall have furnished or caused to be furnished to you a certificate of the Company's officer(s) relating to certain financial and factual data, dated the Closing Date, in form and substance satisfactory to you.

         8. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, as follows:

                          (i) against any and all loss, liability, claim, damage
                  and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained the prospectus constituting a part of the Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                          (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                          (iii) against any and all expense whatsoever
                  reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

unless in each case of (i), (ii) or (iii) above such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with the information relating to the Underwriters furnished in writing to the Company by an Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In any such suit, any Underwriter or any such controlling person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company and such Underwriter shall have mutually agreed to the employment of such counsel or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that a conflict of interest between the Company and such Underwriter or such controlling person may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and all such controlling persons, which firm shall be designated in writing by you). The Company agrees to notify you within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, in connection with the sale of the Notes.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors and each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
         Section 20 of the 1934 Act, to the same extent as the indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information relating to the Underwriters furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

                  (c) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Sections 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

                  (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in
         Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company; and (iii) acceptance of and payment for any of the Notes.

         9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  (a) If any Underwriter shall default in its obligation to purchase the principal amount of Notes that it has agreed to purchase hereunder on the Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such principal amount of Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter, you notify the Company that you have so arranged for the purchase of such principal amount of Notes, you shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that may be required. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such principal amount of Notes.

                  (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters as provided in subsection (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed 10% of the aggregate principal amount of all the Notes to be purchased at the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder at the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the principal amount of Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the principal amount of Notes of a defaulting Underwriter or Underwriters by you as provided in subsection (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds 10% of the aggregate principal amount of all the Notes to be purchased at the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity agreement in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason any Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Notes not so delivered except as provided in Sections 6 and 8 hereof.

         11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the representatives in care of Chase Securities Inc., 270 Park Avenue, New York, NY 10017-2014, Attention: Suzette Sands (facsimile: 212-834-4533)

(with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 250 Vesey Street, New York, NY 10281, Attention: Jack Sconzo (facsimile: 212-449-2760)); and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(a) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address or facsimile number set forth in its Underwriters' Questionnaire or telex or facsimile constituting such Questionnaire, which address or facsimile number will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 hereof, the officers and directors of the Company, and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                              Very truly yours,

                                              DUKE ENERGY FIELD SERVICES, LLC

                                              By:  /s/   JIM W. MOGG
                                                 -------------------------------
                                                   Name: Jim W. Mogg


Theforegoing Underwriting Agreement
  is hereby confirmed and accepted
  as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

CHASE SECURITIES INC.

By:      MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED

By:      /s/ ROBERT A. PACHA
   -----------------------------------------

On behalf of each of the several Underwriters


By:      CHASE SECURITIES INC.


By:      /s/ KEVIN J. KULAK
   --------------------------------------------------

On behalf of each of the several Underwriters

                                   SCHEDULE I

                                                                    $250,000,000
UNDERWRITER                                                  PRINCIPAL AMOUNT OF NOTES
-----------                                                  -------------------------
Merrill Lynch, Pierce, Fenner & Smith                               $112,500,000
            Incorporated
Chase Securities Inc.                                               $112,500,000
Blaylock & Partners, L.P.                                           $ 25,000,000
                                                                    ------------
Total                                                               $250,000,000
                                                                    ============